Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of CVR Energy, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 15th day of May, 2012.

D. E. Shaw Valence Portfolios, L.L.C.

By:	/s/ Nathan Thomas
Nathan Thomas Authorized Signatory

D. E. Shaw Oculus Portfolios, L.L.C.

By:	/s/ Nathan Thomas
Nathan Thomas Authorized Signatory

D. E. Shaw Heliant Portfolios, L.L.C.

By:	/s/ Nathan Thomas
Nathan Thomas Authorized Signatory

D. E. Shaw Asymptote Portfolios, L.L.C.

By:	/s/ Nathan Thomas
Nathan Thomas Authorized Signatory

D. E. Shaw & Co., L.L.C.

By:	/s/ Nathan Thomas
Nathan Thomas Authorized Signatory

D. E. Shaw & Co., L.P.

By:	/s/ Nathan Thomas
Nathan Thomas Chief Compliance Officer

David E. Shaw

By:	/s/ Nathan Thomas
Nathan Thomas Attorney-in-Fact for David E. Shaw